CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion by reference in this Proxy Statement on Form N-14 ("the Proxy Statement") of our report dated February 27, 2008, relating to the financial statements of Highland Credit Strategies Fund (the "Trust") for the year ended December 31, 2007, which appear in such Proxy Statement. We also consent to the references to us in the Proxy Statement.


/S/ PricewaterhouseCoopers LLP

Dallas, Texas
February 27, 2008